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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

STARWOOD PROPERTY TRUST, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)
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Starwood Property Trust, Inc.
591 West Putnam Avenue
Greenwich, Connecticut 06830

April 6, 2011

Dear Fellow Stockholders:

        The directors and officers of Starwood Property Trust, Inc. (the "Company") join me in extending to you a cordial invitation to attend the Company's 2011 Annual Meeting of stockholders (the "Annual Meeting"). The Annual Meeting will be held on May 5, 2011 at 3:30 p.m., Eastern time, at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, Connecticut 06870.

        Enclosed you will find the notice of meeting, proxy statement and proxy card. At the Annual Meeting, we are seeking to elect seven directors. The stockholders will also be asked to vote on advisory proposals to approve the Company's executive compensation and to determine the frequency with which an advisory vote on executive compensation should be held, and to vote to ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the upcoming year.

        Your management and Board of Directors unanimously recommend that you vote FOR all nominees for directors, FOR the approval of the advisory resolution relating to the compensation of our named executive officers as disclosed in the accompanying proxy statement, FOR holding the advisory vote on executive compensation every three years, and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the upcoming year.

        It is very important that your shares be represented at the Annual Meeting, whether or not you plan to attend personally. Therefore, please submit your proxy as promptly as possible—by telephone, by Internet or by completing, signing and returning the enclosed proxy card in the post-paid envelope provided. This will ensure that your shares are represented at the Annual Meeting.

        Thank you for your continuing support.

Yours very truly,

Barry S. Sternlicht
Chairman and Chief Executive Officer

 NOTICE OF 2011 ANNUAL MEETING OF
STOCKHOLDERS
TO BE HELD ON MAY 5, 2011

To the Stockholders of Starwood Property Trust, Inc.:

        NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Annual Meeting") of Starwood Property Trust, Inc., a Maryland corporation (the "Company"), will be held at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, Connecticut 06870, on May 5, 2011 at 3:30 p.m., Eastern time, to consider and vote on the following matters:

  1.
  The election of the seven directors identified in the proxy statement that accompanies this notice, each to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualified;

  2.
  The approval, on an advisory basis, of the Company's executive compensation as disclosed in the accompanying proxy statement;

  3.
  The approval, on an advisory basis, of the frequency with which an advisory vote on executive compensation should be held;

  4.
  The ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2011; and

  5.
  The transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        Details concerning those matters to come before the Annual Meeting are set forth in the accompanying proxy statement for your inspection.

        This Proxy Statement, the accompanying proxy card and the Notice of Annual Meeting are first being mailed to holders of the Company's common stock, par value $.01 per share (the "Common Stock"), on or about April 6, 2011. We have also enclosed the Company's Annual Report on Form 10-K for the year ended December 31, 2010. We hope you will find it informative.

        Our Board of Directors has fixed the close of business on March 18, 2011 as the record date for the determination of stockholders entitled to notice of or to vote at the Annual Meeting or any meetings held upon adjournment or postponement of the Annual Meeting. Only the holders of record of the Company's common shares as of the close of business on March 18, 2011 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

        Stockholders are cordially invited to attend the meeting in person. The presence at the meeting, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting shall constitute a quorum. Your vote is important. Whether or not you plan to attend the meeting, please authorize proxies to cast your votes today by following the easy instructions on the enclosed proxy card.

By Order of the Board of Directors, Andrew J. Sossen Secretary

Dated: April 6, 2011
Greenwich, Connecticut

        IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING IN PERSON OR BY PROXY; PLEASE PROMPTLY VOTE BY TELEPHONE OR BY INTERNET, OR MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED. IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE IN VOTING YOUR SHARES, PLEASE CALL INNISFREE M&A INCORPORATED, THE COMPANY'S PROXY SOLICITOR, TOLL-FREE AT 888-750-5834 (BANKS AND BROKERS MAY CALL COLLECT AT 212-750-5833).

Starwood Property Trust, Inc.
591 West Putnam Avenue
Greenwich, Connecticut 06830

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS

        This Proxy Statement and the accompanying proxy card and Notice of Annual Meeting are provided in connection with the solicitation of proxies by the Board of Directors of Starwood Property Trust, Inc., a Maryland corporation (the "Company"), for use at the 2011 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, Connecticut 06870, on May 5, 2011 at 3:30 p.m., Eastern time, and any adjournments or postponements thereof. Directions to attend the Annual Meeting and vote in person are available on the Company's website, www.starwoodpropertytrust.com, under the heading "Investor Relations" then under "Directions to the Annual Meeting." The mailing address of the Company's executive office is 591 West Putnam Avenue, Greenwich, Connecticut 06830. This Proxy Statement, the accompanying proxy card and the Notice of Annual Meeting are first being mailed to holders of the Company's Common Stock on or about April 6, 2011.

Matters to Be Voted on at the Annual Meeting

        At the Annual Meeting, the following matters will be voted on:

  1.
  The election of the seven directors identified in this Proxy Statement, each to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualified;

  2.
  The approval, on an advisory basis, of the Company's executive compensation as disclosed in this Proxy Statement;

  3.
  The approval, on an advisory basis, of the frequency with which an advisory vote on executive compensation should be held;

  4.
  The ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2011; and

  5.
  The transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Stockholders Entitled to Vote

        The Board of Directors has fixed the close of business on March 18, 2011 as the record date for the determination of stockholders entitled to notice of and to vote their shares of Common Stock at the Annual Meeting. As of March 18, 2011, the Company had outstanding 71,032,424 shares of Common Stock. Each share of Common Stock entitles its holder to one vote.

Voting at the Annual Meeting

        If the enclosed proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, it will be voted as specified on the proxy, unless it is properly revoked prior thereto. If no specification is made on the proxy as to any one or more of the proposals, the shares of Common Stock represented by the proxy will be voted as follows:

        FOR the election of each of the director nominees;

        FOR the approval, on an advisory basis, of the Company's executive compensation as disclosed in this Proxy Statement;

        FOR holding the advisory vote on executive compensation every three years; and

        FOR the ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011.

Voting on Other Matters

        If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. As of the date this Proxy Statement went to press, the Company did not know of any other matter to be raised at the Annual Meeting.

Required Vote

        The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum for purposes of transacting business at the Annual Meeting. Abstentions and "broker non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A "broker non-vote" occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

        Election of the nominees for the seven director positions (Proposal 1) requires the affirmative vote of a plurality of all votes cast at the Annual Meeting. This means that the director nominee with the most votes for a particular seat is elected for that seat. Votes "withheld" from one or more director nominees therefore will have no effect on the outcome of the vote with respect to the election of directors.

        The frequency of the advisory vote on executive compensation (Proposal 3) receiving the greatest number of votes (every one, two or three years) will be considered the frequency recommended by stockholders. Abstentions and broker non-votes will therefore have no effect on such vote.

        The affirmative "FOR" vote of a majority of votes cast at the Annual Meeting is required to approve all other proposals including the approval, on an advisory basis, of the Company's executive compensation as disclosed in this Proxy Statement (Proposal 2) and the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm (Proposal 4). In tabulating the voting result for any particular proposal, abstentions and, if applicable, broker non-votes are not counted as votes "FOR" or "AGAINST" the proposals.

        Although the advisory votes on Proposals 2 and 3 are non-binding, the Board will review the results of the votes and will take them into account in making a determination concerning executive compensation and the frequency of such advisory votes.

        Under the rules of the New York Stock Exchange ("NYSE"), if you are a beneficial owner of the Company's shares, your bank, broker or other holder which holds your shares in "street name" (each, a "record holder") has the authority to vote your shares on certain matters when it does not receive voting instructions from you. Record holders that do not receive voting instructions are entitled to vote on the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm. Absent instructions from you, record holders may not vote on the proposal regarding election of directors, or on the advisory proposals regarding executive compensation and the frequency of future advisory votes on executive compensation. Without your voting instructions with respect to these matters, a broker non-vote will occur.

How to Vote

        You may submit a proxy in any of the following ways:

        Submitting a Proxy by Telephone or the Internet:    If you are a stockholder of record, you may appoint your proxy by telephone, or electronically through the Internet, by following the instructions on your proxy card. Easy-to-follow prompts allow you to submit a proxy for your shares and confirm that your instructions have been properly recorded. The Company's telephone and Internet proxy submission procedures are designed to authenticate stockholders by using individual control numbers. If you hold your shares in "street name," please check your voting instruction card or contact your bank or broker to determine whether you will be able to provide your instructions by telephone or the Internet.

        Submitting a Proxy by Mail:    If you are a stockholder of record, you can appoint your proxy by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you hold your shares in street name, you can instruct your bank or broker to vote by following the directions on your voting instruction card.

        By casting your vote in any of the ways listed above, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions.

        Voting in Person at the Annual Meeting:    Stockholders may vote in person by ballot at the Annual Meeting. Stockholders who own their shares in street name may vote in person at the Annual Meeting only if they provide a legal proxy, executed in their favor, from the holder of record of their shares. You will also be asked to provide photo identification at the Annual Meeting.

        Please note that even if you plan to attend the Annual Meeting, we encourage you to submit a proxy in advance to ensure your shares are represented. Your vote in person at the Annual Meeting will revoke any proxy previously submitted.

Solicitation of Proxies

        In addition to solicitations made by mail, solicitations also may be made by telephone, through the Internet or in person by officers or employees of the Company and by certain financial services firms and their representatives, who will receive no extra compensation for their services. If the Company records votes by telephone or through the Internet, it will use procedures designed to authenticate stockholders' identities, to allow stockholders to authorize the voting of their shares in accordance with their instructions and to allow stockholders to confirm that their instructions have been recorded properly.

Cost of Proxy Solicitation

        The Company will pay the expenses of soliciting proxies in connection with this Proxy Statement. Proxies may be solicited in person or by mail, telephone, electronic transmission and facsimile transmission on the Company's behalf by directors, officers or employees of the Company or its subsidiaries, without additional compensation. Innisfree M&A Incorporated has been engaged to assist in the solicitation of proxies for the Company for a fee of $8,500 plus reasonable out-of-pocket expenses. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries that are requested to forward soliciting materials to the beneficial owners of the stock held of record by such persons.

Revocation of Proxies

        A person giving the enclosed proxy has the power to revoke it at any time before it is exercised by (i) attending the Annual Meeting and voting in person, (ii) duly executing and delivering a proxy bearing a later date prior to the Annual Meeting or (iii) sending written notice of revocation to the Company's Secretary at 591 West Putnam Avenue, Greenwich, Connecticut 06830, which written notice must be received by the Company's Secretary by 5:00 p.m., Eastern time, on May 4, 2011.

List of Stockholders

        A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting, between the hours of 9:00 a.m. and 5:00 p.m., Eastern time, at the Company's executive office at 591 West Putnam Avenue, Greenwich, Connecticut 06830, by contacting the Secretary of the Company.

Availability of Annual Report and Proxy Materials on the Internet

        Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 5, 2011.

        The Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2010 are available at www.starwoodpropertytrust.com.

Confidentiality of Voting

        The Company keeps all proxies, ballots and voting tabulations confidential as a matter of practice. The Company only lets Innisfree M&A Incorporated and its Inspector of Election, American Stock Transfer & Trust Company ("AST"), examine these documents. Occasionally, stockholders provide written comments on their proxy card, which then may be forwarded to the Company's management by AST.

Voting Results

        AST, the Company's independent tabulating agent, will count the votes and act as the Inspector of Election.

Recommendations of the Board of Directors

        The Board of Directors recommends a vote FOR each of the nominees for director, FOR the approval of the advisory resolution relating to the compensation of our named executive officers as disclosed in this Proxy Statement, FOR holding the advisory vote on executive compensation every three years, and FOR the ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011.

 PROPOSAL 1
ELECTION OF DIRECTORS

        The Company's Bylaws provide that the Board of Directors may establish, increase or decrease the number of directors, provided that the number of directors shall never be less than the minimum required by the Maryland General Corporation Law, nor more than 15. The Company's Board of Directors is currently comprised of seven members.

        At the Annual Meeting, seven directors will be elected to serve on the Board of Directors, each for a one-year term expiring in 2012, and each until their respective successors are duly elected and qualified. The shares of Common Stock represented by the enclosed proxy will be voted for the election as directors of the seven nominees named below, unless a vote is withheld from any of the seven individual nominees. If any nominee becomes unavailable or unwilling to serve as a director on the Board of Directors for any reason, shares of Common Stock represented by the accompanying proxy will be voted for such other person as the Board of Directors may nominate.

Information Concerning the Director Nominees

        The Board of Directors has unanimously proposed Richard D. Bronson, Jeffrey F. DiModica, Jeffrey G. Dishner, Camille J. Douglas, Boyd W. Fellows, Barry S. Sternlicht and Strauss Zelnick as nominees for election as directors of the Company, each to serve for a one-year term expiring in 2012, and each until their respective successors are duly elected and qualified. Each nominee is currently a director of the Company and has agreed to serve if elected. Mr. Fellows was recommended to serve by the Company's Chairman and Chief Executive Officer because of Mr. Fellows' knowledge and experience as a key member of the management team of SPT Management, LLC, our manager and an affiliate of the Company (the "Manager"), and the fact that he would be filling a vacancy on the Board previously held by a member of the senior management team of the Manager, among other factors.

        The Board of Directors recommends a vote FOR each of the nominees for director.

        We believe all of the nominees are individuals with a reputation for integrity, demonstrate strong leadership capabilities, are able to work collaboratively to make contributions to the Board of Directors and management. The Company values a number of attributes and criteria when identifying candidates to serve as a director, including professional background, expertise, reputation for integrity, business, financial and management experience, leadership capabilities and diversity, including a mix of genders and multi-cultural viewpoints.

        Set forth on the following pages is biographical and other background information concerning each nominee for election as a director. This information includes each nominee's principal occupation as well as a discussion of the specific experience, qualifications, attributes, and skills of each nominee that led to the Board's conclusion that each nominee should serve as a director. In addition, set forth below is the period during which each nominee has served as a director of the Company. The information presented below has been confirmed by each nominee for purposes of its inclusion in this Proxy Statement. Ages shown for all directors are as of December 31, 2010.

        Information concerning the names, ages, terms and positions with the Company and business experience of the members of the Board of Directors is set forth below.

Name	Age	Position
Richard D. Bronson(1)(2)(3)	65	Director
Jeffrey F. DiModica(2)(4)	43	Director
Jeffrey G. Dishner(4)	46	Director
Camille J. Douglas(1)(3)	59	Director
Boyd W. Fellows(4)	50	Director
Barry S. Sternlicht(4)	50	Chairman of the Board of Directors
Strauss Zelnick(1)(2)(3)(4)	53	Director

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

(3)
Member of the Nominating and Corporate Governance Committee.

(4)
Member of the Investment Committee.

        Richard D. Bronson has been a director of the Company since its inception in 2009. Since 2000, Mr. Bronson has been the CEO of The Bronson Companies, LLC based in Beverly Hills, California, a real estate development company. Mr. Bronson has been involved in the development of several shopping centers and office buildings throughout the United States. Mr. Bronson served as a director of Mirage Resorts and was President of New City Development, an affiliate of Mirage Resorts, where he oversaw many of the company's new business initiatives and activities outside Nevada. Mr. Bronson is on the Board of the Neurosurgery Division at UCLA Medical Center. He is a member of the Western Real Estate Business Editorial Board. Mr. Bronson has also served as Vice President of the International Council of Shopping Centers (ICSC), an association representing 50,000 industry professionals in more than 80 countries. Mr. Bronson is the founder and president of Native American Empowerment, LLC, a private company dedicated to monitoring, advocating and pursuing Native American gaming opportunities and tribal economic advancement. Mr. Bronson's experience and knowledge in the real estate industry provides valuable insight into potential investments and the current state of the commercial real estate markets.

        Jeffrey F. DiModica has been a director of the Company since its inception in 2009. Since 2007, Mr. DiModica has been the head of MBS/ABS/CMBS sales for the Americas at the Royal Bank of Scotland ("RBS"), in Stamford, Connecticut, a global financial services firm. The group Mr. DiModica runs is responsible for distribution of mortgage-backed securities ("MBS"), asset-backed securities ("ABS") and commercial mortgage-backed securities ("CMBS") to institutional clients, including banks, hedge funds, insurance companies and money managers. Mr. DiModica previously headed the Boston sales office for RBS from 2001 to 2007. Prior to joining RBS, Mr. DiModica sold derivative and MBS products for Merrill Lynch from 1993 to 2001. Mr. DiModica began his career in Merchant and Investment Banking in the Real Estate group at Chemical Bank from 1989 to 1991. Mr. DiModica received his B.S.B.A. with a concentration in Finance in 1989 from Boston University, his M.B.A. from the Amos Tuck School at Dartmouth College in 1993, and his Chartered Financial Analyst designation in 1995. Mr. DiModica provides valuable insights into potential CMBS and RMBS investments and the current status of those markets.

        Jeffrey G. Dishner has been a director of the Company since its inception in 2009. He also serves as an Executive Vice President of the Manager. He is a Senior Managing Director and the Head of Real Estate Acquisitions of Starwood Capital Group Global, L.P. ("Starwood Capital Group"), a privately-held global investment management firm and an affiliate of the Company. Mr. Dishner is a member of the Executive and Investment Committees of Starwood Capital Group. Prior to joining

Starwood Capital Group in 1994, Mr. Dishner was with the Commercial Mortgage Finance Group of J.P. Morgan & Co., where he focused on whole-loan dispositions and securitizations for various thrift institutions from 1993 to 1994. Prior to J.P. Morgan & Co., Mr. Dishner was a member of the Acquisitions Group at JMB Realty Corporation from 1987 to 1991. Mr. Dishner received a B.S. in economics from the Wharton School of Finance at the University of Pennsylvania and a M.B.A. from the Amos Tuck School at Dartmouth College. Mr. Dishner's experience in the commercial real estate markets provides important perspectives on the Company's investments.

        Camille J. Douglas has been a director of the Company since 2010. Ms. Douglas is currently a senior advisor for the LeFrak Organization, a position she has held since February 2010. Prior to her current role, since 2002 Ms. Douglas served as the Founder and Principal of Mainstreet Capital Partners, a private firm that focuses on real estate financial advisory services and transactions throughout the world with its primary focus in the U.S., United Kingdom, Brazil and India. Prior to forming Mainstreet Capital Partners, from 1982 to 1994, Ms. Douglas was Senior Vice President, Finance, of Olympia & York, and from 1977 to 1982 she was a Vice President, Real Estate, at Morgan Stanley & Co., Inc. Ms. Douglas is an Adjunct Professor at Columbia Business School and a Lecturer at Harvard University Graduate School of Design. Ms. Douglas holds a B.A. from Smith College and a Masters from Harvard University Graduate School of Design. Ms. Douglas' experience in the commercial real estate markets provides important perspectives on the Company's investments as well as potential financings for the Company's investments.

        Boyd W. Fellows has been a director and President of the Company since 2010. He also has served as President and Managing Director of the Manager since October 2010. Mr. Fellows has more than 25 years' experience in the commercial real estate ("CRE") finance industry and capital markets and is a founder of Coastal Capital Partners, LLC ("CCP"), a real estate finance company where he worked from October 2009 until October 2010. From 2004 through September 2009, he was also on the management team that founded and built Countrywide Financial Corporation's ("Countrywide") CRE finance business. Prior to working at Countrywide, where he focused on U.S. production operations, and CCP, Mr. Fellows served as a Partner at Thomas Weisel Partners and as the CEO of Scudder Weisel Capital, a joint venture with Zurich Insurance. From 1994 to 1999, Mr. Fellows was one of the key senior executives who led Nomura's CRE division. In 1998, Mr. Fellows was named Co-CEO of the division. Prior to Nomura, Mr. Fellows worked at Morgan Stanley, where he was the co-head of the non-agency mortgage securities trading group and at Bank of America as a derivative securities and currency trader in the United States, Europe and Asia. Mr. Fellows received a B.S. degree in Economics from the University of Missouri and a M.B.A. degree from the University of Oregon. Mr. Fellows' experience in the commercial real estate industry provides important perspectives on the Company's investments and financings.

        Barry S. Sternlicht has been the Chairman of the Board of Directors and the Chief Executive Officer of the Company since its inception in 2009. He has been the President and Chief Executive Officer of Starwood Capital Group since its formation in 1991. Over the past 18 years, Mr. Sternlicht has structured more than 300 investment transactions with an asset value of more than $40 billion. He was the Chairman of Starwood Hotels & Resorts Worldwide, Inc. ("Starwood Hotels"), a NYSE-listed company and an affiliate of the Company, from September 1997 to May 2005 and the Chief Executive Officer of Starwood Hotels from January 1999 to October 2004. He was also the Chairman of Starwood Hotels & Resorts, a wholly-owned subsidiary of Starwood Hotels, from January 1995 to May 2005 and the Chief Executive Officer of this subsidiary from January 1995 to October 2004. Founded by Mr. Sternlicht in 1995, Starwood Hotels is now one of the leading hotel and leisure companies in the world with more than 800 properties in 80 countries and more than 115,000 employees. Starwood Hotels is a fully integrated owner, operator and franchiser of hotels and resorts with seven internationally renowned brands, including: The St. Regis, The Luxury Collection, W Hotels, Sheraton, Westin, Le Meridien and Four Points by Sheraton, as well as Starwood Vacation Ownership, Inc., a premier developer and operator of vacation ownership resorts. Mr. Sternlicht is Chairman of the Board of Société du Louvre and Baccarat. He also serves on the Board of Directors of National Golf, The Estée Lauder Companies, the National Advisory Board of JPMorgan Chase and the Advisory Board of Eurohypo Bank. Mr. Sternlicht is a Trustee of Brown University. He serves on the boards of the Juvenile Diabetes Research Foundation's National Leadership Advocacy Program, Kids in Crisis, The Harvard Club, the Business Committee for the Arts and the Center for Christian-Jewish Understanding. He is a member of the Committee to Encourage Corporate Philanthropy, the Presidential Tourism & Travel Advisory Board, the Young Presidents Organization, the World Travel & Tourism Council and the Urban Land Institute. Mr. Sternlicht received his B.A., magna cum laude, with honors from Brown University. He later earned a M.B.A. with distinction from Harvard Business School. Mr. Sternlicht's extensive experience in both the commercial real estate markets and as a senior executive and director of other publicly traded corporations provides the Board with leadership and financial expertise as well as insight into the current status of the global financial markets.

        Strauss Zelnick has been a director of the Company since its inception in 2009. Mr. Zelnick is a founding partner of ZelnickMedia, a media enterprise which manages and holds interests in an array of media businesses in the United States, Canada, Europe, Asia and Australia. Prior to forming ZelnickMedia in 2001, Mr. Zelnick was President and Chief Executive Officer of BMG Entertainment, a music and entertainment company, from 1998 to 2000. Mr. Zelnick served as President and Chief Executive Officer of the company's North American business unit from 1995 to 1998. Before joining BMG Entertainment, Mr. Zelnick was President and Chief Executive Officer of Crystal Dynamics, a leading producer and distributor of interactive entertainment software. Prior to that, he spent four years as President and Chief Operating Officer of 20th Century Fox, where he managed all aspects of Fox Inc.'s worldwide motion picture production and distribution business. Previously, he spent three years at Vestron Inc., two of which as the company's President and Chief Operating Officer. Mr. Zelnick also served as Vice President, International Television, at Columbia Pictures. Mr. Zelnick currently serves as chairman of the boards of directors of Take-Two Interactive Software, ITN Networks and CME. He serves on the boards of Naylor Publications and Blockbuster, Inc. He holds a B.A. from Wesleyan University, a M.B.A. from Harvard Business School and a J.D. from Harvard Law School. Mr. Zelnick's experience as a director and senior executive of publicly traded corporations provides the Company with leadership as well as financial expertise.

Compensation of Directors

        A member of the Company's Board of Directors who is also an employee of Starwood Capital Group or an affiliate thereof is referred to as an executive director. Executive directors do not receive compensation for serving on the Company's Board of Directors.

        For 2010, each non-executive director received an annual fee of $40,000 for his or her services, payable in quarterly installments in conjunction with quarterly meetings of the Board of Directors and an annual award of 1,000 restricted shares of the Company's Common Stock which vest on the anniversary of the date of grant, subject to the director's continued service on the Company's Board of Directors. Each of the Company's non-executive directors may elect to forego receipt of all or any portion of the cash or equity compensation payable to them for service as one of the Company's directors and direct that the Company pay such amounts to a charitable cause or institution designated by such director. The Company also reimburses each of its directors for their travel expenses incurred in connection with their attendance at full Board of Directors and committee meetings.

        In 2010, with input from Meridian Compensation Partners, LLC ("Meridian"), the Compensation Committee's independent outside consultant, the Compensation Committee reviewed the compensation paid to the Company's non-executive directors. As part of this review, the Company's previous director compensation levels were compared to the director compensation levels at nine other publicly traded real estate investment trusts and real estate finance companies of similar size to the Company (the

"Compensation Peer Group"), and broader industry director compensation levels (based on general industry survey data provided by Meridian). The companies currently comprising the Compensation Peer Group are:

      Anworth Mortgage Asset Corporation
      Arbor Realty Trust
      CapLease, Inc.
      Franklin Street Properties Corporation
      Gramercy Capital
      KBW Inc.
      NorthStar Reality
      Redwood Trust Inc.
      Resource Capital Corp.

        Based on the 2010 review of non-executive director compensation levels, the Compensation Committee and Board of Directors approved changes to the non-executive director compensation for 2011 in order to provide competitive director compensation levels, maintain consistent director compensation levels over time and reduce the complexity of the Company's fee structure. In recommending to the Board of Directors the new non-executive director compensation levels for 2011, the Compensation Committee targeted the 50th percentile relative to the market data (i.e., peer group and survey data) to establish target compensation levels. Effective for periods after January 1, 2011, non-executive directors receive the following compensation for service as members of the Board of Directors and as members of Board committees:

  •
  Annual Board of Directors membership fee of $50,000 in cash;

  •
  Board Committee Chair cash retainers of $7,500 (Audit), $5,000 (Compensation) and $2,500 (Nominating), respectively;

  •
  Board Committee membership cash retainers of $5,000 (Audit), $2,500 (Compensation), $2,500 (Investment) and $1,000 (Nominating), respectively; and

  •
  Annual Equity Retainer Fee of $50,000 in shares of restricted stock, calculated based on the closing price of a share of Common Stock on the date of the grant, which grants will vest on the one-year anniversary of the date of the grant.

The attendance fees for Board of Directors and committee meetings were eliminated as part of the 2010 compensation review.

        As part of the 2010 compensation review, the Board of Directors also implemented equity ownership guidelines for the Company's non-executive directors equal to three times the value of the annual retainer, or $150,000. Directors have five years from the time of implementation of the guideline or, if later, their election to the Board to obtain this level of equity ownership. Restricted stock awards made by the Company in connection with Board and Board committee service may be counted toward achieving the equity ownership guidelines.

        The table below summarizes the compensation paid by the Company to its non-executive directors for the year ended December 31, 2010.

Name (a)	Fees Earned or Paid in Cash (b)	Stock Awards (c) (1)	Option Awards (d)	Non-Equity Incentive Plan Compensation (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation (g)	Total (h)
Richard D. Bronson	$40,000	$18,750	—	—	—	—	$58,750
Jeffrey F. DiModica	$40,000	$18,750	—	—	—	—	$58,750
Camille J. Douglas	$40,000	$18,750	—	—	—	—	$58,750
Strauss Zelnick	$40,000	$18,750	—	—	—	—	$58,750

(1)
On August 19, 2010, the directors received their annual equity grant of 1,000 shares of Common Stock. The amounts reported in this column are based on a closing price of $18.75 per share of Common Stock on the date of the grant.

Recommendation of the Board of Directors

        The Board of Directors recommends a vote FOR the election of each of the nominees for director named above.

CORPORATE GOVERNANCE

Determination of Director Independence

        Pursuant to the Company's Corporate Governance Guidelines, the Board of Directors must be comprised of a majority of directors who qualify as independent directors ("Independent Directors") under the listing standards of the NYSE. The Board of Directors reviews annually the relationships that each director has with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). Following such annual review, only those directors who the Board affirmatively determines have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) will be considered Independent Directors, subject to additional qualifications prescribed under the listing standards of the NYSE or under applicable law. The Board may adopt and disclose categorical standards to assist it in determining director independence. In the event that a director becomes aware of any change in circumstances that may result in such director no longer being considered independent under the listing standards of the NYSE or under applicable law, the director shall promptly inform the Chairman of the Nominating and Corporate Governance Committee.

        The Board of Directors considered all relevant facts and circumstances in assessing director independence and has determined that each of Richard D. Bronson, Jeffrey F. DiModica, Camille J. Douglas and Strauss Zelnick is an Independent Director under the listing standards of the NYSE.

        In making this determination with respect to Mr. DiModica, the Board of Directors took into account potential relationships between the Company and RBS, for which Mr. DiModica is the head of MBS/ABS/CMBS sales for the Americas. The Board of Directors acknowledged that although the Company may engage in transactions with RBS or its affiliates (together, the "RBS Parties") from time to time, the Company and RBS have entered into an agreement providing that the RBS Parties shall not make payments to, or receive payments from, the Company for property or services which exceeds the greater of $1 million or 2% of the RBS Parties' consolidated gross revenues in any fiscal year, in order to maintain Mr. DiModica's status as an Independent Director of the Company.

Board Leadership Structure and Role in Risk Oversight

        Barry S. Sternlicht serves as both Chief Executive Officer and as Chairman of the Board of Directors. The Board of Directors believes that this leadership structure is appropriate and has enabled the Company to attract and retain a strong Chief Executive Officer. This structure avoids any lack of clarity over who runs the Company and results in a leader of the Board of Directors with greater substantive knowledge of the Company and the industry in which it operates than would otherwise be the case. The Board of Directors believes the Company's overall corporate governance policies and practices, combined with the strength of the Company's Independent Directors, minimize any potential conflicts that may result from combining the roles of Chief Executive Officer and Chairman. In the Board's view, splitting the roles would potentially have the consequence of making the Company's management and governance processes less effective than they are today through undesirable duplication of work and, in the worst case, lead to a blurring of the clear lines of accountability and responsibility, without any clear offsetting benefits.

        Our Corporate Governance Guidelines contemplate that the Independent Directors will designate one of the Independent Directors to serve as Lead Independent Director. Mr. Bronson currently serves as Lead Independent Director. The Lead Independent Director works with the Chief Executive Officer and Chairman to ensure that the Board of Directors discharges its responsibilities, has structures and procedures in place to enable it to function independently of management and clearly understands the respective roles and responsibilities of the Board of Directors and management. In addition, the Lead Director's duties include coordinating the activities of the Independent Directors, coordinating the agenda for and moderating sessions of the Board's Independent Directors and other non-executive directors, facilitating communications between the other members of the Board of Directors and performing such other duties as may be necessary for the Board of Directors to fulfill its responsibilities or as may be requested by the Board of Directors as a whole, by the non- executive directors, or by the Chairman of the Board. The Board of Directors believes that having a combined Chief Executive Officer and Chairman and a Lead Independent Director having significant and well-defined responsibilities as described above enhances the Chief Executive Officer and Chairman's ability to provide insight and direction on important strategic initiatives to both management and the Independent Directors and, at the same time, ensures that the appropriate level of independent oversight is applied to all decisions of the Board of Directors, and accordingly facilitates the overall functioning of the Board of Directors.

        The members of the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee of the Board of Directors, including their respective chairs, are comprised entirely of Independent Directors who serve in oversight roles. Through these committees, the Board is actively involved in oversight of risk, compliance, possible conflicts of interest and related party transactions, and business results. Members of the Board of Directors have access to management and outside advisors; thus, the Chairman is not the sole source of information for the Board of Directors.

        The Manager is responsible for the day-to-day management of the risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, the Chairman of the Board meets regularly with management to discuss strategy and risks facing the Company. Senior management attends the Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters. The Chairman of the Board and independent members of the Board work together to provide strong, independent oversight of the Company's management and affairs through its standing committees and, when necessary, special meetings of Independent Directors.

Board and Committee Meetings

        The Board of Directors has four standing committees: an Audit Committee, a Nominating and Corporate Governance Committee, a Compensation Committee and an Investment Committee. Each of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee is composed entirely of Independent Directors, as determined in accordance with the applicable rules of the NYSE. The current charters for each of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee are available on the investor relations page of the Company's website, www.starwoodpropertytrust.com, under the heading "Investor Relations" then the sub-heading "Corporate Governance." Further, the Company will provide a copy of these charters without charge to each stockholder upon written request. Requests for copies should be addressed to Starwood Property Trust, Inc., 591 West Putnam Avenue, Greenwich, Connecticut 06830, Attention: Secretary.

        The following descriptions of the functions performed by the committees of the Board of Directors are general in nature and are qualified in their entirety by reference to the committees' charters.

Audit Committee

        The Audit Committee, presently composed of Mr. Bronson, Ms. Douglas and Mr. Zelnick, is responsible for the selection, evaluation and oversight of the Company's independent auditors, as well as oversight of the financial reporting process and internal controls of the Company. The Board of Directors adopted a charter for the Audit Committee on August 11, 2009. Each Audit Committee member is "independent" as defined in the NYSE listing standards. The Board of Directors has determined that Mr. Zelnick qualifies as an "audit committee financial expert" as defined in the applicable SEC rules, and the Board of Directors has determined that Mr. Zelnick has accounting and related financial management expertise and that each member of the Audit Committee is financially literate within the meaning of the listing standards of the NYSE. The Audit Committee met four (4) times during the fiscal year ended December 31, 2010.

        The primary purposes of the Audit Committee are to provide assistance to the Board of Directors in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries, including, without limitation, (a) assisting the Board of Directors' oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the Company's independent auditors' qualifications and independence, and (iv) the performance of the Company's independent auditors and the Company's internal audit function, and (b) preparing the report required to be prepared by the Audit Committee pursuant to the rules of the SEC for inclusion in the Company's annual proxy statement.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee, presently composed of Mr. Bronson, Ms. Douglas and Mr. Zelnick, recommends to the Board of Directors individuals qualified to serve as directors of the Company and on committees of the Board of Directors; advises the Board of Directors with respect to the composition of the Board of Directors, procedures and committees; advises the Board of Directors with respect to the corporate governance principles applicable to the Company; and oversees the evaluation of the Board of Directors and the Company's management. The Board of Directors adopted a charter for the Nominating and Corporate Governance Committee on August 11, 2009. Each Nominating and Corporate Governance Committee member is "independent" as defined in the NYSE listing standards. The Nominating and Corporate Governance Committee met one (1) time during the fiscal year ended December 31, 2010.

        The Nominating and Corporate Governance Committee, as required by the Company's Bylaws, will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating and Corporate Governance Committee will take into consideration the needs of the Board of Directors and the qualifications of the candidate and may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

        The Company's Bylaws provide certain procedures that a stockholder must follow to nominate persons for election to the Board of Directors. Nominations for director at an annual stockholder meeting must be submitted in writing to Starwood Property Trust, Inc., 591 West Putnam Avenue, Greenwich, Connecticut 06830, Attention: Secretary. The Secretary must receive the notice of a stockholder's intention to introduce a nomination or proposed item of business at an annual stockholder meeting:

  •
  not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting; or

  •
  in the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of mailing of the notice for the preceding year's annual meeting, not earlier than the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the tenth day following the day on which disclosure of the date of mailing of the notice for such meeting is first made by the Company.

        The Bylaws also provide that the stockholder nomination notice must contain all information relating to such nominee that is required to be disclosed in solicitations of proxies for elections of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serve as director if elected).

        As to the stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made, the notice must include:

  •
  the name and record address of the stockholder, as they appear on the Company's stock ledger, and of such beneficial owner;

  •
  the number of shares of each class of stock of the Company which are owned beneficially and of record by such stockholder and such beneficial owner; and

  •
  any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act.

        In considering the qualifications for serving as a director of the Company, the Nominating and Corporate Governance Committee examines a candidate's experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the committee considers appropriate in the context of the needs of the Board. Although there is no specific policy on diversity, the Nominating and Corporate Governance Committee also may seek to have the Board represent a diversity of backgrounds and experience.

        The Nominating and Corporate Governance Committee identifies potential nominees by asking current directors and executive officers to notify the Nominating and Corporate Governance

Committee if they become aware of suitable candidates. The Nominating and Corporate Governance Committee also may, from time to time, engage firms that specialize in identifying director candidates. As described above, the Committee will also consider candidates recommended by stockholders.

        Once a person has been identified by the Nominating and Corporate Governance Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating and Corporate Governance Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee will contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board of Directors, the Nominating and Corporate Governance Committee requests information from the candidate and reviews the person's accomplishments and qualifications. The Nominating and Corporate Governance Committee's evaluation process does not vary based on whether or not a candidate is recommended by a stockholder; however, as stated above, the Board of Directors may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

Compensation Committee

        The Compensation Committee, presently composed of Mr. Bronson, Mr. DiModica and Mr. Zelnick, oversees the Company's compensation practices, including its executive compensation plans, and its incentive-compensation and equity-based plans. The Compensation Committee also oversees the annual review of the Management Agreement, dated as of August 11, 2009, as the same may be amended from time to time, by and among the Company and the Manager (the "Management Agreement"), and oversees the annual review of the Manager Equity Plan, the Equity Plan and the Non-Executive Director Stock Plan (the "Director Stock Plan"), each as adopted on August 11, 2009. The Board of Directors adopted a charter for the Compensation Committee on August 11, 2009. Each Compensation Committee member is "independent" as defined in the NYSE listing standards. The Compensation Committee met two (2) times during the fiscal year ended December 31, 2010.

        The primary purposes of the Compensation Committee are:

  •
  to oversee the Company's compensation and employee benefit plans and practices, including its executive compensation plans, and its incentive-compensation and equity-based plans;

  •
  to review and discuss with management the Company's compensation discussion and analysis (the "CD&A") to be included in the Company's annual proxy statement or annual report on Form 10-K filed with the SEC;

  •
  to prepare the Compensation Committee Report as required by the rules of the SEC;

  •
  to oversee the annual review of the Management Agreement; and

  •
  to oversee the annual review of the Manager Equity Plan, the Equity Plan and the Director Stock Plan.

        The Compensation Committee has authority to determine the compensation payable to the Company's directors and to grant awards under the Company's equity incentive plans and from time to time may solicit recommendations from the Company's executive officers and/or outside compensation consultants in determining the amount or form of such director compensation or awards. The Compensation Committee also has authority to approve base salary and target bonus levels to be paid by an affiliate of the Manager to the Company's named executive officers, including Mr. Sossen and Ms. Anderson, and equity-based compensation to be made to the Company's named executive officers. In determining the amount and form of such compensation, the Compensation Committee seeks recommendations from time to time from the Company's Chairman and Chief Executive Officer and/or

outside compensation consultants. The Compensation Committee also oversees risk when it considers granting equity awards to the Manager under the Management Agreement. In particular, the factors considered by the Compensation Committee in making grants to the Manager may include performance related factors such as achievement of specified levels of net income. In evaluating investments and other management strategies, the opportunity to earn incentive compensation based on net income may lead the Manager to place undue emphasis on the maximization of net income at the expense of other criteria, such as preservation of capital, maintaining sufficient liquidity, and/or management of credit risk or market risk, in order to achieve higher incentive compensation. Investments with higher yield potential are generally riskier or more speculative. As a result, the Compensation Committee evaluates performance factors, such as net income, in conjunction with other key risk exposure factors in making grants to the Manager.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee is presently comprised of Messrs. Bronson, DiModica and Zelnick, none of whom were officers or employees of the Company during the fiscal year ended December 31, 2010, and none of whom had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K.

Investment Committee of Our Board of Directors

        The Investment Committee, currently composed of Messrs. Sternlicht, Dishner, Fellows, DiModica and Zelnick, is responsible for the supervision of our Manager's compliance with our investment guidelines, and conducting periodic reviews of our investment portfolio at least on a quarterly basis or more frequently as necessary. In addition, any proposed investment from $75 million to $150 million of our equity capital will require the approval of the Investment Committee. The Board of Directors adopted a charter for the Investment Committee on August 11, 2009.

Executive Sessions of Non-Executive Directors

        Executive sessions of the non-executive directors occur regularly during the course of the year. "Non-executive directors" include all Independent Directors. Mr. Bronson, our Lead Independent Director, is responsible for presiding over executive sessions of the non-executive directors.

Number of Meetings of the Board of Directors and Attendance in 2010

        The Board of Directors met six (6) times during the fiscal year ended December 31, 2010. In 2010, each director then in office attended at least 75% of the meetings of the Board of Directors and of the committees of the Board of Directors on which such director served. The Company expects each director serving on its Board of Directors to regularly attend meetings of the Board of Directors and the committees on which such director serves, and to review, prior to meetings, material distributed in advance for such meetings. A director who is unable to attend a meeting is expected to notify the Chairman of the Board of Directors or the chairman of the appropriate committee in advance of such meeting. The Company's policy regarding director attendance at the Annual Meetings of Stockholders is to encourage directors to attend such meetings. Each director then in office attended our 2010 Annual Meeting.

Report of the Audit Committee

        The Board of Directors has appointed an Audit Committee consisting of three directors. All of the members of the Audit Committee are "independent" as defined in the NYSE listing standards.

        The Audit Committee's job is one of oversight, as set forth in its charter. It is not the duty of the Audit Committee to prepare the Company's financial statements, to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles ("GAAP"). The independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with GAAP.

        The Audit Committee has reviewed and discussed the Company's audited financial statements with management and with Deloitte & Touche LLP, the Company's independent registered public accounting firm for fiscal year 2010.

        The Audit Committee has discussed with Deloitte & Touche LLP the matters required by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T.

        The Audit Committee has received from Deloitte & Touche LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP's communications with the Audit Committee concerning independence, has discussed Deloitte & Touche LLP's independence with Deloitte & Touche LLP and has considered the compatibility of non-audit services with independence of the independent registered public accounting firm.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE

Strauss Zelnick (Chairperson)
Richard D. Bronson
Camille J. Douglas

Information on Corporate Governance and Communications with the Board

        The Company maintains a corporate governance section on its website to provide relevant information to stockholders and other interested parties. Corporate governance information available on the website includes the charters of the Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee of the Board of Directors, the Corporate Governance Guidelines of the Company, the Code of Business Conduct and Ethics and the Code of Ethics applicable to the Principal Executive Officer and Senior Financial Officers of the Company. This information is available on the investor relations page of the Company's website, www.starwoodpropertytrust.com, under the heading "Investor Relations" then the subheading "Corporate Governance," and the information is available in print without charge to any stockholder upon written request to Starwood Property Trust, Inc., 591 West Putnam Avenue, Greenwich, Connecticut 06830, Attention: Secretary.

        You may initiate communications with the Board, the Chairman, the Independent Directors as a group, or any individual director or directors by writing to our Secretary at the address set forth above. You should indicate on the outside of the envelope the intended recipient (i.e., Board, Independent Directors as a group or any individual director or directors) of your communication. The Board has instructed our Secretary to review such correspondence and, at his discretion, not to forward items if he deems them to be of a commercial or frivolous nature or otherwise inappropriate for the recipient's consideration.

 EXECUTIVE OFFICERS

        Information concerning the names, ages, terms and positions with the Company and business experience of the executive officers of the Company is set forth below. Ages shown for all executive officers are as of December 31, 2010.

Name	Age	Position
Barry S. Sternlicht	50	Chief Executive Officer
Boyd W. Fellows	50	President
Andrew J. Sossen	34	Executive Vice President, General Counsel, Chief Compliance Officer and Secretary
Jerome C. Silvey	53	Executive Vice President
Stew Ward	53	Chief Financial Officer, Treasurer and Principal Financial Officer

        The Company's Chief Executive Officer, Mr. Sternlicht, and its Executive Vice President, Mr. Silvey, are executives of Starwood Capital Group.

        In addition to Messrs. Sternlicht and Fellows, for whom biographical information is provided above under "Proposal 1: Election of Directors," the following individuals serve as the Company's executive officers:

        Andrew J. Sossen has been the Company's Executive Vice President, General Counsel and Chief Compliance Officer since January 2010. Prior to joining the Company, Mr. Sossen served from 2006 to 2009 as the General Counsel of KKR Financial Holdings LLC, a publicly traded specialty finance company, and KKR Asset Management, where he was a member of senior management and was integrally involved in the policy and strategic decision-making, as well as in the day-to-day operations of the business. Mr. Sossen's legal career began at Simpson Thacher & Bartlett LLP where he was a member of the firm's corporate department specializing in capital markets and mergers and acquisitions. Mr. Sossen received both his Juris Doctorate and Bachelor of Arts from the University of Pennsylvania.

        Jerome C. Silvey has been one of the Company's Executive Vice Presidents since the Company's inception in August 2009, and served as Interim Principal Financial Officer from July 2010 through March 2011. He is also an executive vice president of the Manager. Mr. Silvey is an Executive Vice President and has been the Chief Financial Officer of Starwood Capital Group since 1993. He is a member of the Executive and Investment Committees of Starwood Capital Group. Mr. Silvey oversees all of partnership and property accounting, tax planning and compliance, investor relations and treasury operations for Starwood Capital Group. Mr. Silvey joined Starwood in 1993 after 13 years at Price Waterhouse, where he served a variety of clients, including IBM and Olympia & York. He is a member of the Board of Directors of Société du Louvre and Baccarat. Mr. Silvey received a B.A. in mathematical economics from Colgate University in Hamilton, New York. He earned his M.B.A. from Rutgers Graduate School of Management.

        Stew Ward has served since March 2011 as our Chief Financial Officer, Treasurer and Principal Financial Officer. Also, he has served since October 2010 as Chief Financial Officer, Head of Capital Markets and Risk Management and Managing Director of the Manager. Mr. Ward is a founding partner of Coastal Capital Programs, a real estate finance company where he worked from October 2009 until October 2010. From 2004 until September 2009 jointly managed the commercial real estate finance business of Countrywide Financial Corporation responsible for all capital markets activities and risk management. Mr. Ward received a B.A. degree in Economics from the University of Colorado and a M.B.A. degree from Carnegie-Mellon University.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

        The following table sets forth the beneficial ownership of the Common Stock as of the Record Date with respect to:

  •
  each of the Company's directors and director nominees;

  •
  each of the Company's named executive officers; and

  •
  all of the Company's directors, director nominees and executive officers as a group.

  Except as indicated in the table below, the business address of each person listed in the table below is the address of our principal executive office, 591 West Putnam Avenue, Greenwich, Connecticut 06830.

Directors and Named Executive Officers	Amount and Nature Of Beneficial Ownership		Percent of Class
Richard D. Bronson	12,200	(1)	*
Jeffrey F. DiModica	23,200	(1)	*
Jeffrey G. Dishner	42,500		*
Camille J. Douglas	3,200	(1)	*
Boyd W. Fellows	12,500	(2)	*
Barry S. Sternlicht	1,661,918	(2)(3)	2.3%
Strauss Zelnick	20,200	(1)(4)	*
Andrew J. Sossen	23,418	(2)	*
Stew Ward	12,500	(2)	*
Barbara J. Anderson	1,250	(5)	*
10 Directors and Executive Officers as a Group	1,812,886		2.6%

*
Less than 1%

(1)
Includes 3,200 shares of restricted Common Stock granted to non-executive directors pursuant to the Director Stock Plan.

(2)
Mr. Sossen, Mr. Fellows, and Mr. Ward received an interest in 3,250, 12,500, and 12,500 common shares, respectively, in exchange for a capital contribution to a privately-held entity which owns the shares and that is controlled by Mr. Sternlicht. Such shares have been reported as being beneficially owned by both Mr. Sternlicht and the respective officers.

(3)
Includes 253,421 shares owned in a trust of which Mr. Sternlicht is the trustee.

(4)
Includes 11,800 shares owned in trusts of which Mr. Zelnick is the trustee and includes 2,600 shares owned by Mr. Zelnick's spouse.

(5)
These are the shares that are known to be owned by Ms. Anderson after her resignation from her position as Chief Financial Officer of the Company, effective July 30, 2010.

        The following table sets forth certain information as of March 18, 2011 relating to the beneficial ownership of our Common Stock by each person or entity known to the Company to be the beneficial owner of more than five percent of our Common Stock as of December 31, 2010, based on a review of publicly available statements of beneficial ownership filed with the SEC on Schedules 13D and 13G through March 18, 2011.

Name and Address of Beneficial Owner	Amount and Nature Of Beneficial Ownership		Percent of Class
Capital Research Global Investors 333 South Hope Street Los Angeles, California 90071	5,060,000	(1)	7.1%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	2,562,167	(2)	3.6%
Oppenheimer Funds, Inc. Two World Financial Center 225 Liberty Street New York, New York 10281	3,108,777	(3)	4.4%
Neuberger Berman Group LLC,	5,653,423	(4)	8.0%
Neuberger Berman LLC 605 Third Avenue New York, New York 10158

(1)
Based on information as of December 31, 2010 set forth in Schedule 13G/A filed with the SEC by Capital Research Global Investors on February 10, 2011.

(2)
Based on information as of December 31, 2010 set forth in Schedule 13G/A filed with the SEC by T. Rowe Price Associates, Inc. on February 10, 2011, which has sole voting power with respect to 413,750 of these shares and sole dispositive power with respect to 2,562,167 of these shares.

(3)
Based on information as of December 31, 2010 set forth in Schedule 13G/A filed with the SEC by Oppenheimer Funds, Inc. on February 10, 2011, which has shared voting power and shared dispositive power with respect to all of these shares.

(4)
Based on information as of December 31, 2010 set forth in Schedule 13G filed with the SEC by Neuberger Berman Group LLC and Neuberger Berman LLC on February 14, 2011, which have shared voting power with respect to 4,999,303 of these shares and shared dispositive power with respect to 5,653,423 of these shares.

        Unless otherwise indicated, all shares set forth in the tables above are owned directly, and the indicated person has sole voting and investment power. The percentage of beneficial ownership is calculated based on 71,032,424 shares of Common Stock outstanding as of March 18, 2011. In accordance with SEC rules, each listed person's beneficial ownership includes:

  •
  all shares the investor actually owns beneficially or of record;

  •
  all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

  •
  all shares the investor has the right to acquire within 60 days (such as shares of restricted Common Stock that are currently vested or which are scheduled to vest within 60 days).

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        We have no employees. We are managed by the Manager, pursuant to the terms of the Management Agreement. All of our named executive officers are employees of an affiliate of the Manager. Because the Management Agreement with the Manager provides that the Manager is responsible for managing the Company's affairs, the Company's Chief Executive Officer and each of its other current executive officers, each of whom is an executive of Starwood Capital Group or an affiliate thereof, do not receive cash compensation from the Company for serving as the Company's executive officers. Instead, the Company pays the Manager the management fees described in "Management Agreement" and, in the discretion of the Compensation Committee of the Board of Directors, the Company may also grant the Manager equity-based awards.

Cash Compensation

        We have not directly paid, and do not intend to directly pay, any cash compensation to our named executive officers. However, Mr. Sossen, the Company's Executive Vice President, General Counsel, Chief Compliance Officer and Secretary, and Ms. Anderson, the Company's former Chief Financial Officer and Treasurer, were seconded to the Company by Starwood Capital Group under the terms of an agreement with Starwood Capital Group pursuant to which the Company reimburses Starwood Capital Group for a portion of its expenses incurred in employing the person or persons serving those roles, including annual base salary, bonus potential and employee benefit costs. Mr. Sossen's annual base salary in 2010 was $250,000, and his cash bonus in 2010 was $550,000. Mr. Sossen's initial annual base salary was recommended by our Chairman and Chief Executive Officer in consultation with the Manager based on a general understanding of compensation practice in our industry, as well as anticipated salary requirements of other candidates to fill the position. The Compensation Committee reviewed and approved Mr. Sossen's initial annual base salary. Ms. Anderson's annual base salary in 2010 was $200,000, and her annual cash bonus was $200,000. Ms. Anderson's initial annual base salary and bonus were recommended by our Chairman and Chief Executive Officer in consultation with the Manager based on a general understanding of compensation practice in our industry and a review of Ms. Anderson's compensation history in connection with her employment with an affiliate of the Manager. The Compensation Committee reviewed and approved Ms. Anderson's initial annual base salary and bonus. The amount of the severance payment made to Ms. Anderson in 2010 was determined by applying Starwood Capital Group's standard severance practices for executives at Ms. Anderson's seniority level, and was reviewed and approved by the Compensation Committee.

        Mr. Sossen's cash bonus for 2010 was recommended by our Chairman and Chief Executive Officer in consultation with the Manager, with the assistance of Meridian Compensation Partners, LLC, the Compensation Committee's independent outside compensation consultant, based upon a review of compensation paid by the Compensation Peer Group for comparable positions as well as broader industry compensation levels (based on the Towers Watson Management Survey and the Mercer U.S. Executive Survey and industry survey data provided by Meridian). The Compensation Committee reviewed and approved Mr. Sossen's cash bonus for 2010. In approving Mr. Sossen's cash bonus, the Compensation Committee targeted the 50th percentile relative to the market data (i.e., Compensation Peer Group and survey data).

Equity-Based Compensation

        The Compensation Committee may, from time to time pursuant to our equity incentive plans, grant our named executive officers certain equity-based awards, including stock options, restricted shares of Common Stock, restricted stock units, dividend equivalent rights and other equity-based awards. These awards are designed to align the interests of our named executive officers with those of our stockholders, by allowing our named executive officers to share in the creation of value for our stockholders through capital appreciation and dividends. These equity awards are generally subject to vesting requirements over a number of years, and are designed to promote the retention of management and to achieve strong performance for the Company. These awards provide a further benefit to us by enabling our Manager to attract, motivate and retain talented individuals to serve as our executive officers. No equity-based awards were granted by the Company in 2010.

Role of Compensation Committee

        The Compensation Committee reviews and approves base salary and target bonus levels as well as any equity-based awards to be made to our named executive officers based on recommendations from the Company's Chairman and Chief Executive Officer and outside compensation consultants. Information on the Committee's processes and procedures for consideration of executive compensation are addressed under "Board and Committee Meetings—Compensation Committee" above.

Independent Compensation Consultant

        Meridian provides executive compensation consulting services to the Compensation Committee. Meridian:

  •
  Participates in the design of the Company's executive compensation programs;

  •
  Provides and reviews market data and advises the Compensation Committee on setting executive compensation levels and the competitiveness and reasonableness of the Company's executive compensation program;

  •
  Reviews and advises the Compensation Committee regarding the elements of the Company's executive compensation program, as relative to the Company's peers; and

  •
  Reviews and advises the Compensation Committee regarding director compensation.

        Meridian does not provide any other services to the Company or the Manager.

Role of Executive Officers

        As noted above, the Compensation Committee is responsible for approving compensation for our named executive officers. Our Chairman of the Board and Chief Executive Officer, Mr. Sternlicht, annually reviews the performance of each member of senior management (other than Mr. Sternlicht's own performance). Recommendations based on these reviews, including salary adjustments, annual bonuses, and equity-based grants, if any, are presented by Mr. Sternlicht to the Compensation Committee. All decisions for 2010 made by the Compensation Committee with respect to Ms. Anderson and Mr. Sossen were made after deliberation with Mr. Sternlicht. As noted elsewhere in this proxy statement, Mr. Sternlicht does not receive any compensation from the Company for his services as Chairman and Chief Executive Officer of the Company, and the Company does not reimburse Starwood Capital Group for cash compensation paid to Mr. Sternlicht.

        At various times during the year at the request of the Committee, Mr. Sternlicht, our Chairman and Chief Executive Officer, attended Compensation Committee meetings, or portions of Compensation Committee meetings, to provide the Compensation Committee with information regarding the Company's operational performance, financial performance, or other topics requested by the Compensation Committee to assist the Committee in making its compensation decisions.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the CD&A included in this Proxy Statement with management. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement.

Richard D. Bronson (Chairman)
Jeffrey F. DiModica
Strauss Zelnick

SUMMARY COMPENSATION TABLE

        The following table provides information regarding compensation earned by the Company's "named executive officers" for the year ended December 31, 2010. As described in Compensation Discussion and Analysis, we have no employees and did not pay any cash or equity compensation to our executive officers in 2010.

Name and Principal Position	Year	Salary ($)(1)		Bonus ($)(1)		Stock Awards ($)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Andrew J. Sossen	2010	$241,506	(1)	$550,000	(1)	-0-		-0-	$33,797	(1)(4)	$825,303
Executive Vice President, General Counsel, Chief Compliance Officer and Secretary
Barbara J. Anderson	2010	$116,667	(1)	$115,616	(1)	-0-		-0-	$76,200	(1)(5)	$308,483
Former Chief Financial Officer(2)	2009	$78,078	(1)	$78,078	(1)	$100,000	(3)	-0-	-0-		$256,156

(1)
The amounts shown in these columns represent that portion of the compensation paid by the Manager to these individuals for which the Manager has been reimbursed by the Company.

(2)
Ms. Anderson resigned from her position as Chief Financial Officer of the Company, effective July 30, 2010. Following Ms. Anderson's resignation, Jerome C. Silvey served as Executive Vice President and Interim Principal Financial Officer through March 15, 2011. Mr. Silvey did not receive any compensation from the Company in connection with his service in such position. Barry Sternlicht, the Company's Chairman and Chief Executive Officer has not received any compensation from the Company in connection with his service as Chairman and Chief Executive Officer.

(3)
A discussion of the assumptions used in calculating this value may be found in Note 2 to the Company's 2010 audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2010. This amount consists entirely of the grant date fair value of such award, but disregarding the estimate of forfeitures related to service-based vesting conditions, in connection with service-bases restricted stock unit award to Ms. Anderson made in August 2009.

(4)
All Other Compensation for Mr. Sossen represents reimbursement of relocation expenses in connection with his relocation upon commencement of his employment with the Manager.

(5)
All Other Compensation for Ms. Anderson includes $76,200 in post-termination payments in connection with her resignation as Chief Financial Officer of the Company effective as of July 30, 2010.

 STOCK VESTED
FOR FISCAL YEAR ENDED DECEMBER 31, 2010

        The following table sets forth information for each named executive officer with respect to the vesting of stock awards during 2010, and the value realized upon such vesting.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Andrew J. Sossen	-0-	N/A
Barbara J. Anderson(1)	1,250	$23,163	(2)

(1)
Ms. Anderson resigned as Chief Financial Officer of the Company effective as of July 30, 2010.

(2)
Value realized reflects number of restricted stock units that vested multiplied by the respective closing prices of $19.30 and $17.76 per share on the dates of vesting.

        We have not included a Grants of Plan-Based Awards Table, an Outstanding Equity Awards at Fiscal Year-End Table, a Pension Benefits Table or a Nonqualified Deferred Compensation Table, or narrative disclosure regarding termination or change in control benefits because, due to the limited nature of our compensation program, we have nothing to report with respect to any of these items.

EQUITY COMPENSATION PLAN INFORMATION

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	1,680,209	N/A	1,085,950
Equity compensation plans not approved by security holders	—	—	—

Total	1,680,209	N/A	1,085,950

COMPLIANCE WITH SECTION 16(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons beneficially owning more than ten percent of a registered class of the Company's equity securities to file reports of beneficial ownership and changes in such ownership on Forms 3, 4 and 5 with the SEC and the NYSE. These persons are also required to furnish the Company with copies of all Forms 3, 4 and 5 that they file. Based solely on the Company's review of the copies of such forms it has received, the Company believes that all its executive officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions, other than those events of noncompliance previously disclosed, during the fiscal year ended December 31, 2010.

 PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        Pursuant to recently enacted Section 14A of the Exchange Act, we are providing stockholders with a vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules. The advisory vote on executive compensation described in this proposal is commonly referred to as a "say-on-pay vote."

        As described under "Executive Compensation—Compensation Discussion and Analysis" elsewhere in this Proxy Statement, we have no employees, and we have not directly paid, and do not intend to directly pay, any cash compensation to our named executive officers. However, we are charged by Starwood Capital Group for certain of its expenses incurred in employing certain of our named executive officers. Additionally, from time to time we may grant to our named executive officers equity-based awards pursuant to our equity incentive plans, which we believe serve to align the interests of named executive officers with the interests of our stockholders in receiving attractive risk-adjusted dividends and growth. We made no such grants during 2010.

        This proposal gives our stockholders the opportunity to express their views on the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. For the reasons discussed above, we are asking our stockholders to indicate their support for our named executive officer compensation by voting FOR the following resolution at the Annual Meeting:

        "RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure)."

        The say-on-pay vote is an advisory vote only, and therefore it will not bind the Company or our Board of Directors. However, the Board of Directors and the Compensation Committee will consider the voting results as appropriate when making future decisions regarding executive compensation.

Recommendation of the Board of Directors

        The Board of Directors recommends a vote FOR the approval of the advisory resolution relating to the compensation of our named executive officers as disclosed in this Proxy Statement.

 PROPOSAL 3
ADVISORY VOTE ON THE FREQUENCY OF SAY-ON-PAY VOTES

        We will provide stockholders with a say-on-pay vote as described in the previous proposal at least once every three years. Pursuant to recently enacted Section 14A of the Exchange Act, we are asking stockholders whether future say-on-pay votes should be held every one, two or three years.

        After careful consideration of this proposal, our Board of Directors recommends that stockholders vote for holding a say-on-pay vote every three years for a number of reasons, including the following:

  •
  Our compensation programs do not change materially from year to year;

  •
  A triennial vote would provide our Compensation Committee the longest time frame in which to evaluate the most recent say-on-pay vote results, engage with stockholders to understand the vote results and effectively implement any corresponding changes to our executive compensation program; and

  •
  As disclosed elsewhere in this Proxy Statement, all of our named executive officers are employees of an affiliate of the Manager and we have not directly paid, and do not intend to directly pay, any cash compensation to our named executive officers, and, accordingly, the significance of the say-on-pay vote on our facts is diminished.

        Although we believe that holding say-on-pay votes every three years will initially reflect the right balance of considerations for the Company, we will periodically reassess that view and hold say-on-pay votes more frequently if such action is warranted by discussions with stockholders, material changes to our compensation programs or other circumstances.

        Stockholders are not voting to approve or disapprove of the Board's recommendation. Instead, the proxy card provides stockholders with four choices with respect to this proposal: one year, two years, three years or stockholders may abstain from voting on the proposal. For the reasons discussed above, we are asking our stockholders to vote for a THREE YEAR frequency when voting at the Annual Meeting:

        This vote is an advisory vote only, and therefore it will not bind the Company or our Board of Directors. However, the Board of Directors and the Compensation Committee will consider the voting results as appropriate when adopting a policy on the frequency of future say-on-pay votes. The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be considered by the Board of Directors as the stockholders' recommendation as to the frequency of future say-on-pay votes. Nevertheless, the Board may decide that it is in the best interests of our stockholders and the Company to hold say-on-pay votes more or less frequently than the option approved by our stockholders.

Recommendation of the Board of Directors

        The Board of Directors recommends a vote for holding a say-on-pay vote EVERY THREE YEARS.

 PROPOSAL 4
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposed Independent Auditor

        Deloitte & Touche LLP, independent certified public accountants, has served as independent registered public accounting firm of the Company and its subsidiaries for the fiscal year ended December 31, 2010. The Audit Committee has appointed Deloitte & Touche LLP to be the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011 and has further directed that the selection of the independent registered public accounting firm be submitted for ratification by the stockholders at the Annual Meeting.

        Although there is no requirement that Deloitte & Touche LLP's appointment be terminated if the ratification fails, the Audit Committee will consider the appointment of other independent registered public accounting firms if the stockholders choose not to ratify the appointment of Deloitte & Touche LLP. The Audit Committee may terminate the appointment of Deloitte & Touche LLP as our independent registered public accounting firm without the approval of the stockholders whenever the Audit Committee deems such termination appropriate.

        Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. The representatives of Deloitte & Touche LLP will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from stockholders.

Recommendation of the Board of Directors

        The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2011.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        At its meeting on February 23, 2011 the Audit Committee appointed Deloitte & Touche LLP to serve as the Company's independent registered public accounting firm for fiscal year ending December 31, 2011, subject to stockholder ratification.

        The Audit Committee considered the non-audit services provided by Deloitte & Touche LLP and determined that the provision of such services was compatible with maintaining Deloitte & Touche LLP's independence. Deloitte & Touche LLP billed the Company the following:

        The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of the Company's annual financial statements for the years ended December 31, 2010 and 2009, and fees billed for other services rendered by Deloitte & Touche LLP during those periods.

	2010	2009
Audit Fees(1)	$901,724	$452,362
Audit Related Fees(2)	$0	$0
Tax Fees(3)	$37,956	$72,069
All Other Fees(4)	$0	$166,643

Total Fees	$939,680	$691,074

(1)
Audit Fees consisted of fees for the audits and quarterly reviews of the consolidated financial statements filed with the SEC on Forms 10-K and 10-Q, as well as work generally only the independent registered public accounting firm can be reasonably expected to provide, such as comfort letters, statutory audits, consents and review of documents filed with the SEC, including certain Form 8-K filings. For 2009, audit services also included review of the Company's registration statements in connection with the Company's initial public offering.

(2)
Audit-Related Fees relate primarily to services provided in connection with the Company's application of new accounting pronouncements. The Company did not engage Deloitte & Touche LLP to perform any audit-related services during the years ended December 31, 2010 and 2009.

(3)
Tax Fees represent professional services for tax compliance, tax advice and tax planning.

(4)
All Other Fees not listed in the Policies or appendices thereto must be separately pre-approved by the Audit Committee or the Chairperson.

Pre-Approval Policies for Services of Independent Registered Public Accounting Firm

        In accordance with Audit Committee policy and requirements of law, the Audit Committee pre-approves all services to be provided by the independent audit firm, including audit services, audit-related services, tax services, and other services. In some cases, the full Audit Committee provides pre-approval for up to a year, related to a particular defined task or scope of work and subject to a specific budget. The Audit Committee has authorized its Chairperson to pre-approve additional services and, if the Audit Committee Chairperson pre-approves a service pursuant to this authority, he or she reviews the matter with the full Audit Committee at its next regularly scheduled meeting. To avoid potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its independent audit firm. The Company obtains these services from other firms as needed.

        For the year ended December 31, 2010, all services provided by Deloitte & Touche LLP were pre-approved by the Audit Committee pursuant to the Policies.

Procedures

        Requests or applications to provide services that require specific approval by the Audit Committee or the Chairperson will be submitted to the Audit Committee or the Chairperson, as the case may be, by both the independent auditor and the Company's Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the rules of the SEC on auditor independence and the requested services is not a non-audit service prohibited by the SEC.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Management Agreement

        The Company is party to the Management Agreement with the Manager, pursuant to which the Manager provides the day-to-day management of the Company's operations. The Management Agreement requires the Manager to manage the Company's business affairs in conformity with the policies and the investment guidelines that are approved and monitored by the Company's Board of Directors. The Management Agreement has an initial three-year term and will be renewed for one-year terms thereafter unless terminated by either the Company or the Manager.

  Base Management Fee

        The Company pays the Manager a base management fee in an amount equal to 1.5% of the Company's stockholders' equity, per annum, calculated and payable quarterly in arrears in cash. For purposes of calculating the base management fee, the Company's stockholders' equity means: (a) the sum of (1) the net proceeds from all issuances of the Company's equity securities since inception (allocated on a pro rata basis for such issuances during the fiscal quarter of any such issuance), plus (2) the Company's retained earnings at the end of the most recently completed calendar quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less (b) any amount that the Company pays to repurchase its Common Stock since inception. It also excludes (1) any unrealized gains and losses and other non-cash items that have impacted stockholders' equity as reported in the Company's financial statements prepared in accordance with GAAP, and (2) one-time events pursuant to changes in GAAP, and certain non-cash items not otherwise described above, in each case after discussions between the Manager and the Company's Independent Directors and approval by a majority of the Company's Independent Directors. As a result, the Company's stockholders' equity, for purposes of calculating the management fee, could be greater or less than the amount of stockholders' equity shown on the Company's financial statements. The Manager uses the proceeds from its management fee in part to pay compensation to its officers and personnel who, notwithstanding that certain of them also are the Company's officers, receive no cash compensation directly from the Company. The management fee is payable independent of the performance of the Company's portfolio.

        The management fee of the Manager shall be calculated within 30 days after the end of each quarter and such calculation shall be promptly delivered to the Company. The Company is obligated to pay the management fee in cash within five business days after delivery to the Company of the written statement of the Manager setting forth the computation of the management fee for such quarter.

  Incentive Fee

        The Company pays the Manager an incentive fee with respect to each calendar quarter (or part thereof that the management agreement is in effect) in arrears. The incentive fee will be an amount, not less than zero, equal to the difference between (1) the product of (x) 20% and (y) the difference between (i) the Company's Core Earnings (as defined below) for the previous 12-month period, and (ii) the product of (A) the weighted average of the issue price per share of Common Stock of all of the Company's public offerings of Common Stock multiplied by the weighted average number of all shares of Common Stock outstanding (including any restricted stock units, any restricted shares of Common Stock and any other shares of Common Stock underlying awards granted under the Company's equity incentive plans) in the previous 12-month period, and (B) 8% and (2) the sum of any incentive fee paid to the Manager with respect to the first three calendar quarters of such previous 12-month period; provided, however, that no incentive fee is payable with respect to any calendar quarter unless Core Earnings for the 12 most recently completed calendar quarters is greater than zero.

        Core Earnings is a non-GAAP measure and is defined as GAAP net income (loss) excluding non-cash equity compensation expense, the incentive fee, depreciation and amortization (to the extent that the Company forecloses on any properties underlying its target assets), any unrealized gains, losses or other non-cash items recorded in net income for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income. The amount will be adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between the Manager and the Company's Independent Directors and after approval by a majority of the Company's Independent Directors.

  Reimbursement of Expenses

        The Company is required to reimburse the Manager for the expenses described below. Expense reimbursements to the Manager are made in cash on a monthly basis following the end of each month. The Company's reimbursement obligation is not subject to any dollar limitation. Because the Manager's personnel perform certain legal, accounting, due diligence tasks and other services that outside professionals or outside consultants otherwise would perform, the Manager is paid or reimbursed for the documented cost of performing such tasks, provided that such costs and reimbursements are in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm's-length basis.

        The Company also pays all operating expenses, except those specifically required to be borne by the Manager under the Management Agreement. The expenses required to be paid by the Company include, but are not limited to:

  •
  expenses in connection with the issuance and transaction costs incident to the acquisition, disposition and financing of the Company's investments;

  •
  costs of legal, tax, accounting, consulting, auditing and other similar services rendered for the Company by providers retained by the Manager or, if provided by the Manager's personnel, in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm's-length basis;

  •
  the compensation and expenses of the Company's directors and the cost of liability insurance to indemnify the Company's directors and officers;

  •
  costs associated with the establishment and maintenance of any of the Company's credit facilities, other financing arrangements, or other indebtedness of the Company (including commitment fees, accounting fees, legal fees, closing and other similar costs) or any of the Company's securities offerings;

  •
  expenses connected with communications to holders of the Company's securities or of the Company's subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the SEC, the costs payable by the Company to any transfer agent and registrar in connection with the listing and/or trading of the Company's stock on any exchange, the fees payable by the Company to any such exchange in connection with its listing, costs of preparing, printing and mailing the Company's annual report to its stockholders and proxy materials with respect to any meeting of the Company's stockholders;

  •
  costs associated with any computer software or hardware, electronic equipment or purchased information technology services from third-party vendors that is used for the Company;

  •
  expenses incurred by managers, officers, personnel and agents of the Manager for travel on the Company's behalf and other out-of-pocket expenses incurred by managers, officers, personnel and agents of the Manager in connection with the purchase, financing, refinancing, sale or other disposition of an investment or establishment and maintenance of any of the Company's securitizations or any of the Company's securities offerings;

  •
  costs and expenses incurred with respect to market information systems and publications, research publications and materials, and settlement, clearing and custodial fees and expenses;

  •
  compensation and expenses of the Company's custodian and transfer agent, if any;

  •
  the costs of maintaining compliance with all federal, state and local rules and regulations or any other regulatory agency;

  •
  all taxes and license fees;

  •
  all insurance costs incurred in connection with the operation of the Company's business except for the costs attributable to the insurance that the Manager elects to carry for itself and its personnel;

  •
  costs and expenses incurred in contracting with third parties;

  •
  all other costs and expenses relating to the Company's business and investment operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of investments, including appraisal, reporting, audit and legal fees;

  •
  expenses relating to any office(s) or office facilities, including, but not limited to, disaster backup recovery sites and facilities, maintained for the Company or its investments separate from the office or offices of the Manager;

  •
  expenses connected with the payments of interest, dividends or distributions in cash or any other form authorized or caused to be made by the Board of Directors to or on account of holders of the Company's securities or of the Company's subsidiaries, including, without limitation, in connection with any dividend reinvestment plan;

  •
  any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against the Company or any subsidiary, or against any trustee, director, partner, member or officer of the Company or of any subsidiary in his capacity as such for which we or any subsidiary is required to indemnify such trustee, director, partner, member or officer by any court or governmental agency; and

  •
  all other expenses actually incurred by the Manager (except as described below) which are reasonably necessary for the performance by the Manager of its duties and functions under the Management Agreement.

        The Company will not reimburse the Manager for the salaries and other compensation of its personnel except that, pursuant to the secondment agreement between Starwood Capital Group and the Company with respect to Messrs. Sossen and Ward and Ms. Anderson described above, the Company is responsible for reimbursing Starwood Capital Group's expenses incurred in employing Mr. Sossen as the Company's Executive Vice President, General Counsel, Chief Compliance Officer and Secretary, Ms. Anderson as the Company's former Chief Financial Officer and Treasurer, and Mr. Ward as the Company's Chief Financial Officer, Treasurer and Principal Financial Officer, in each case including annual base salary, bonus potential, any related employee's withholding taxes and employee benefits. In addition, the Company may be required to pay its pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of the Manager and its affiliates required for the Company's operations.

        For the year ended December 31, 2010, the Company incurred $14.1 million in base management fees and $1.2 million in incentive compensation payable to the Manager. The Company also reimbursed the Manager for $1.6 million of certain expenses incurred on the Company's behalf during that year, which was included in general and administrative expenses in the Company's consolidated financial statements.

Grants of Equity Compensation to the Manager

        Under the Company's equity incentive plans, our Compensation Committee is authorized to approve grants of equity-based awards to the Company's officers or directors and to the Manager and its personnel and affiliates. On December 15, 2010, concurrently with the closing of a public offering of Common Stock, the Company granted to the Manager 1,075,000 restricted stock units. The award of restricted stock units vests ratably on a quarterly basis over a three-year period that began on January 1, 2011. Once vested, this award of restricted stock units will be settled in shares of Common Stock. However, restricted stock units that vest during the first year of the three-year vesting period will not be settled in shares until promptly following the first anniversary of the commencement of vesting. Restricted stock units that vest after the fourth quarterly vesting date will be settled promptly, but in no event later than 30 days, following the applicable quarterly vesting date. The Manager is entitled to receive "distribution equivalents" with respect to these restricted stock units, whether or not vested, at the same time and in the same amounts as distributions are paid to the Company's common stockholders.

        The Company's Chief Executive Officer is also an executive of Starwood Capital Group. As a result, the Management Agreement between the Company and the Manager was negotiated between related parties, and the terms, including fees and other amounts payable, may not be as favorable to the Company as if it had been negotiated with an unaffiliated third party. The Management Agreement is intended to provide the Company with access to the Manager's pipeline of investment opportunities and its personnel and its experience in capital markets, credit analysis, debt structuring and risk and asset management, as well as assistance with corporate operations, legal and compliance functions and governance.

Related Party Transaction Policies

        The Board of Directors does not have a written policy regarding the approval of any related person transaction. However, it is the practice of the Board of Directors to seek approval of the non-executive directors for any related party transaction (which means any transaction or series of transactions in which the Company or any of its subsidiaries is or are to be a participant, the amount involved exceeds $120,000, and a "related person" (as defined under SEC rules) has a direct or indirect material interest) involving a potential conflict of interest.

Purchases of Common Stock by Affiliates

        Pursuant to the Company's public offering of Common Stock that closed on December 15, 2010, The Sternlicht Family Foundation, Inc. (the "Foundation"), a 501(c)(3) organization, committed to purchase 253,421 shares of Common Stock at the public offering price of $19.73 per share of Common Stock. Mr. Sternlicht does not have any pecuniary interest in the shares acquired by the Foundation, but serves as a director of the Foundation.

 STOCKHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING

        Proposals received from stockholders are given careful consideration by the Company in accordance with Rule 14a-8 under the Exchange Act. Stockholder proposals are eligible for consideration for inclusion in the proxy statement for the 2012 annual meeting of stockholders if they are received by the Company on or before December 8, 2011. Any proposal should be directed to the attention of the Company's Secretary at 591 West Putnam Avenue, Greenwich, Connecticut 06830. In order for a stockholder proposal submitted outside of Rule 14a-8 to be considered "timely" within the meaning of Rule 14a-4(c), such proposal must be delivered to the Company's Secretary at the Company's principal offices not later than the last date for submission of stockholder proposals under the Company's Bylaws. In order for a proposal to be "timely" under the Company's Bylaws, it must be received not less than 90 days (January 7, 2012) nor more than 120 days (December 8, 2011) prior to the first anniversary of the date of the mailing of the notice for the 2011 Annual Meeting, April 6, 2011; provided, however, that in the event that the date of the 2012 Annual Meeting is advanced or delayed by more than 30 days from such anniversary date, notice by stockholders to be timely must be received not earlier than the 120th day prior to the date of mailing of the notice for the 2012 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for the 2012 Annual Meeting or the 10th day following the day on which disclosure of the date of mailing of the notice for the 2012 Annual Meeting is made.

OTHER MATTERS

        The Board of Directors knows of no other business to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, including a proposal omitted from this Proxy Statement in accordance with Rule 14a-8 under the Exchange Act, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

        No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.

 ADDITIONAL INFORMATION

        The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement and annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by phone at (203) 422-7700 or send a written request to Starwood Property Trust, Inc., 591 West Putnam Avenue, Greenwich, Connecticut 06830, Attention: Secretary.

        If your household has received multiple copies of proxy statements and annual reports, you can request the delivery of single copies in the future by notifying the Company as listed above.

By Order of the Board of Directors,

Andrew J. Sossen Secretary

Dated: April 6, 2011
Greenwich, Connecticut

0 --------------- . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 STARWOOD PROPERTY TRUST, INC. Proxy for Annual Meeting of Stockholders on May 5, 2011 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Barry S. Sternlicht and Andrew J. Sossen, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of Starwood Property Trust, Inc., to be held May 5, 2011 at 3:30 p.m., Eastern time, at The Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, Connecticut 06870, and at any adjournments or postponements thereof, as follows: (Continued and to be signed on the reverse side.)

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. The election of seven directors, each to serve until the next annual meeting of the holder of shares and until his or her successor is duly elected and qualifies: O Richard D. Bronson O Jeffrey F. DiModica O Jeffrey D. Dishner O Camille J. Douglas O Boyd W. Fellows O Barry S. Sternlicht O Strauss Zelnick 2. To approve, on an advisory basis, the Company's executive compensation as disclosed in the accompanying proxy statement. 3. To approve, on an advisory basis, the frequency with which an advisory vote on executive compensation should be held. 4. To ratify the Audit Committee's appointment of Deloitte & Touche LLP as Starwood Property Trust, Inc.'s independent registered public accounting firm for the year ending December 31, 2011. 5. To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournments or postponements thereof in the discretion of the proxy holder. UNINSTRUCTED SHARES WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 NOMINEES: ANNUAL MEETING OF STOCKHOLDERS OF STARWOOD PROPERTY TRUST, INC. May 5, 2011 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 4, AND A VOTE OF "THREE YEARS" FOR ITEM 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x --------------- ---------------- 20730403000000000000 1 050511 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement, proxy card and annual report on Form 10-K for the year ended December 31, 2010 are available at www.starwoodpropertytrust.com 2 years 3 years ABSTAIN 1 year FOR AGAINST ABSTAIN

ANNUAL MEETING OF STOCKHOLDERS OF STARWOOD PROPERTY TRUST, INC. May 5, 2011 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement, proxy card and annual report on Form 10-K for the year ended December 31, 2010 are available at www.starwoodpropertytrust.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. The election of seven directors, each to serve until the next annual meeting of the holder of shares and until his or her successor is duly elected and qualifies: O Richard D. Bronson O Jeffrey F. DiModica O Jeffrey D. Dishner O Camille J. Douglas O Boyd W. Fellows O Barry S. Sternlicht O Strauss Zelnick 2. To approve, on an advisory basis, the Company's executive compensation as disclosed in the accompanying proxy statement. 3. To approve, on an advisory basis, the frequency with which an advisory vote on executive compensation should be held. 4. To ratify the Audit Committee's appointment of Deloitte & Touche LLP as Starwood Property Trust, Inc.'s independent registered public accounting firm for the year ending December 31, 2011. 5. To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournments or postponements thereof in the discretion of the proxy holder. UNINSTRUCTED SHARES WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 4, AND A VOTE OF "THREE YEARS" FOR ITEM 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. --------------- ---------------- 20730403000000000000 1 050511 2 years 3 years ABSTAIN 1 year FOR AGAINST ABSTAIN

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Starwood Property Trust, Inc. 591 West Putnam Avenue Greenwich, Connecticut 06830
NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 5, 2011
Starwood Property Trust, Inc. 591 West Putnam Avenue Greenwich, Connecticut 06830
PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS
PROPOSAL 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
SUMMARY COMPENSATION TABLE
STOCK VESTED FOR FISCAL YEAR ENDED DECEMBER 31, 2010
EQUITY COMPENSATION PLAN INFORMATION
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
PROPOSAL 2 ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL 3 ADVISORY VOTE ON THE FREQUENCY OF SAY-ON-PAY VOTES
PROPOSAL 4 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
STOCKHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING
OTHER MATTERS
ADDITIONAL INFORMATION